[Face of Note]                                                    Exhibit 4.4(a)


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS NOTE IS AN UNSECURED OBLIGATION OF BANKAMERICA CORPORATION ONLY, AND IS NOT A DEPOSIT OR AN OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF THE CORPORATION. THIS NOTE IS NOT INSURED BY THE FDIC, BANK INSURANCE FUND OR ANY OTHER FEDERAL AGENCY.

                            BANKAMERICA CORPORATION
               [SENIOR] [SUBORDINATED] MEDIUM-TERM NOTE, SERIES _



     IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE DESIGNATED METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.


No. ____            CUSIP:
Issue Price:        Principal Amount:


                 Floating Rate Notes  [_]                              ---% Fixed Rate Notes       [_]

                 Book Entry Notes     [_]                              Certificated Notes          [_]

Original Issue Date:                                                   Stated Maturity:

                                                                       Extended Maturity Date(s)        Notice of Extension Date(s)
                                                                       -------------------------        --------------------------

Redemption                            Redemption                       Specified Currency:
 Date(s)                               Price(s)                        Authorized Denominations
- --------                              --------                         (Only applicable if Specified
                                                                       Currency is other than U.S.
                                                                       Dollars):

Repayment Date(s)                     Repayment Price(s)               Interest Payment Period:
- -----------------                     ------------------               Interest Payment Dates:

                                                                       Total Amount of OID:
                                                                       Yield to Maturity:
                                                                       Initial Accrual Period OID and
                                                                       Designated Method:
Only applicable to Floating Rate Notes:
- --------------------------------------
Initial Interest Rate:                                                 Interest Reset Period:
                                                                       Interest Reset Dates:
Index Maturity:
Base Rate:                                                             Spread (plus or minus):
[_]  CD Rate                                                           Spread Multiplier:
[_]  Commercial Paper Rate
[_]  Federal Funds Rate                                                Maximum Interest Rate:
[_]  LIBOR                                                             Minimum Interest Rate:
     Designated LIBOR Page (only
     applicable if Designated LIBOR
     Page is other than Telerate
     Screen Page 3750):
[_]  Treasury Rate
[_]  CMT Rate
     Designated CMT Telerate
     Page:
[_]  Prime Rate
[_]  Other:

     Additional Terms:

     BankAmerica Corporation, a Delaware corporation (the "Corporation"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of __________________________ (U.S. $_______________) on the
"Stated Maturity," as set forth above, and to pay interest thereon, subject to, and as described on the reverse hereof.

     The principal of (and premium, if any) and interest on this Note are payable by the Corporation in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and private debts (the "Specified Currency"). If the Specified Currency is other than U.S. Dollars, the Corporation will arrange to have all such payments converted into U.S. Dollars in the manner described on the reverse hereof. Notwithstanding the foregoing, the Holder hereof may, unless otherwise indicated above, elect to receive all payments in respect hereof in the Specified Currency by delivery of a written request to the paying agent at an office that will be maintained in The City of New York (the "Paying Agent") (initially, Bank of America National Trust and Savings Association, c/o BankAmerica National Trust Company in The City of New York) not later than fifteen calendar days prior to the applicable payment date. Such election will remain in effect until revoked by written notice to such Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefit under said Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed under its corporate seal.

                              BANKAMERICA CORPORATION
[Seal]

                              By _________________________
                                 Vice Chairman of the Board and
                                 Chief Financial Officer

                              By _________________________
                                 Senior Vice President and
                                 Assistant Treasurer

Dated:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series designated herein, described in the within-mentioned Indenture.

                              [FIRST TRUST OF CALIFORNIA, N.A.]
                              [CHEMICAL TRUST COMPANY OF
                               CALIFORNIA,] as Trustee

                              By: BANK OF AMERICA NATIONAL TRUST
                                    AND SAVINGS ASSOCIATION,
                              as Authenticating Agent for the
                              Trustee


                              By _________________________
                                 Authorized Officer

[Reverse of Note]


                            BANKAMERICA CORPORATION
               [Senior] [Subordinated] Medium-Term Note, Series __


     1. This Note is one of a duly authorized issue of securities of the Corporation (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1991, as amended by the First Supplemental Indenture dated as of [August 1, 1994] [September 8, 1992] (the "Indenture"), between the Corporation and [First Trust of California, N.A.] [Chemical Trust Company of California, National Association] as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The Notes of this series may be issued at various times with different Stated Maturities and different principal repayment provisions, may bear interest at different rates, may be payable in different currencies and may otherwise vary, all as provided in the Indenture.

     [2. The indebtedness evidenced by this Note is to the extent and in the manner set forth in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Senior Debt (as defined in the Indenture of the Corporation). This Note is issued subject to such provisions of the Indenture, and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions and authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for any and all such purposes.]

     [2.A.] [3.A.] The Stated Maturity is as shown on the face hereof; provided that the Stated Maturity may be extended, at the option of the Holder, to the Extended Maturity Date or Dates shown on the face hereof if the Holder so elects, in the manner specified herein, prior to the applicable Notice of Extension Date shown on the face hereof. Such election will be irrevocable and will be binding upon each subsequent Holder of this Note. If no Extended Maturity Date or Dates are shown on the face hereof, the Stated Maturity of this
Note is not subject to extension. As used in this Note, the term "Stated Maturity" means the Stated Maturity shown on the face hereof until such time, if any, as the Holder hereof has duly extended the Stated Maturity of this Note, and thereafter shall mean such Extended Maturity Date.

     Any such election to extend the Stated Maturity of this Note will be effective only if notice thereof is provided to the Corporation in the manner described below. The Stated Maturity of this Note may be extended, in whole or in part at the option of the Holder hereof, to each successive Extended Maturity Date shown on the face hereof if the Holder presents a duly completed and executed notice in the form below entitled "Form of Option To Extend Maturity", together with this Note, to the Corporation at the office of its Paying Agent, prior to but not more than 15 Business Days prior to the applicable Notice of Extension Date shown on the face hereof, provided, however, that if a Holder of this Note does not make an election with respect to all or a portion of this Note with respect to a specified Extended Maturity Date, this Note or such portion may not be extended with respect to a subsequent Extended Maturity Date. The Paying Agent will provide the Holder with a new Note with respect to that portion which is being extended indicating the new Stated Maturity and a new Note with respect to that portion which is not being extended indicating the original Stated Maturity. All questions as to the validity, eligibility (including time of receipt) and acceptance of any option to extend the Stated Maturity of this Note will be determined by the Corporation, whose determination will be final and binding.

     [2.B.] [3.B.] If this is a Note on which a portion or all of the principal amount is payable prior to the Stated Maturity in accordance with a schedule, by application of a formula or by reference to an index (an "Amortizing Note") additional terms and conditions of said Note, including terms for repayment thereof will be set forth on the face hereof or in an addendum hereto.

     [3.A.] [4.A.] The Regular Record Date with respect to any Interest Payment Date (as defined below) shall be the date 15 calendar days immediately preceding such Interest Payment Date, whether or not such date shall be a Business Day (as defined below). Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date; provided, however, that interest payable on the Interest Payment Date occurring at Maturity will be to the Person to whom principal shall be payable; provided further, that the first payment of interest on any Note with an Original Issue Date between a Regular Record Date and Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Notwithstanding the foregoing, any interest which is payable but not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on this Regular Record Date, and may be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof having been given to the Holder of this Note by the Trustee not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Unless otherwise specified on the face hereof, "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements: the day is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York and (ii) if this Note is denominated in a Specified Currency other than U.S. Dollars or ECU,
(a) not a day on which banking institutions are authorized or required by law or regulation to close in the principal financial center of the country issuing the Specified Currency and (b) a day on which banking institutions in such financial center are carrying out transactions in such Specified Currency and, (iii) with respect to LIBOR Notes, a London Banking Day and (iv) with respect to Notes denominated in ECU, any day that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which ECU payments may be made. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. In connection with any calculations, all percentages will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all currency or currency unit amounts used and resulting from such calculations on this Note will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upwards).

     B. If this is a Fixed Rate Note, the Corporation promises to pay interest on the principal amount at the rate or rates per annum shown on the face hereof until the principal amount hereof is paid or duly made available for payment. Unless otherwise provided on the face hereof, the Corporation will pay interest semi-annually on April 15 and October 15 and at Maturity (each an "Interest Payment Date"), commencing with the Interest Payment Date immediately following the Original Issue Date shown on the face hereof (subject to the last proviso of the preceding paragraph) and at Maturity. Interest will accrue from and including the most recent Interest Payment Date or, if no interest has been paid or duly provided for, from and including the Original Issue Date, to but excluding the next succeeding Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months.

     If any Interest Payment Date on a Fixed Rate Note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no additional interest shall accrue as a result of such delayed payment.

     C. If this is a Floating Rate Note, the Corporation promises to pay interest on the principal amount at the rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Original Issue Date specified on the face hereof and, unless otherwise specified on the face hereof, thereafter at a rate determined for each Interest Reset Period in accordance with the provisions below under the heading "Determination of CD Rate", "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of CMT Rate" or "Determination of Prime Rate" or at a fixed rate as set forth on the face hereof, depending upon whether the Base Rate specified on the face hereof for such Interest Reset Period is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR, Treasury Rate, CMT Rate, Prime Rate, or a fixed rate, respectively, or at a rate determined by adding or subtracting two or more Base Rates, as adjusted, until the principal hereof is paid or duly made available for payment. The Corporation will pay interest monthly, quarterly, semi-annually or annually as specified on the face hereof under "Interest Payment Period", commencing with the first Interest Payment Date specified on the face hereof next succeeding the Original Issue Date (subject to the last proviso of the second preceding paragraph), and at Maturity. Unless otherwise provided on the face hereof, the dates on which interest will be payable (each an "Interest Payment Date") will be, in the case of Notes with a monthly Interest Payment Period, the third Wednesday of each month; in the case of Notes with a quarterly Interest Payment Period, the third Wednesday of March, June, September and December; in the case of Notes with a semi-annual Interest Payment Period, the third Wednesday of the two months specified on the face hereof; and in the case of Notes with an annual Interest Payment Period, the third Wednesday of the month specified on the face hereof; and, in each case, at Maturity; provided, however, that if an Interest Payment Date (other than at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be the following day that is a Business Day, except that in case the Base Rate is LIBOR, as specified on the face hereof, if such date falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue from and after such Maturity.

          Unless otherwise specified on the face hereof, the interest payable on a Floating Rate Note on each Interest Payment Date will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding such Interest Payment Date. Unless otherwise specified on the face hereof, such accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, as indicated on the face hereof, or by the actual number of days in the year if the Base Rate is Treasury Rate or CMT Rate, as indicated on the face hereof. Unless otherwise specified on the face hereof, if the Base Rate for an applicable Interest Reset Period is a fixed rate, interest will be calculated on the basis of a 360-day year of twelve 30-day months. The interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the manner specified on the face hereof. The interest rate in effect on each day will be (a) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate. Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate, if any, permitted by California law. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified on the face hereof, the rate at which interest on a Floating Rate Note is payable shall be adjusted as specified on the face hereof under Interest Reset Period; provided, however, that if any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next day that is a Business Day, except that (i) if the Base Rate is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day or (ii) if the Base Rate is Treasury Rate and the Interest Reset Date falls on a date that is an auction date, the Interest Reset Date shall be the following day that is a Business Day.

          Unless otherwise specified on the face hereof, the "Interest Determination Date" shall be determined as follows. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is CD Rate, Commercial Paper Rate, Federal Funds Rate, CMT Rate or Prime Rate, the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is LIBOR, the second London Banking Day next preceding such Interest Reset Date. Unless otherwise specified on the face hereof, the Interest Determination Date pertaining to an Interest Reset Date will be, if the Base Rate is Treasury Rate, the day of the week in which such Interest Reset Date falls on which Treasury bills (as defined below) of the Index Maturity specified on the face hereof are auctioned. Treasury bills are normally auctioned on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

          Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date the rate of interest shall be the rate determined in accordance with the provisions of the applicable heading below.

          Determination of CD Rate. If the Base Rate is CD Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the applicable Interest Determination Date for negotiable certificates of deposit having the Index Maturity specified on the face hereof (1) as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates" or any successor publication of the Board of Governors of the Federal Reserve System (the "H.15(519)"), under the heading "CDs (Secondary Market)" or (2) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Interest Determination Date, then as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the "Composite Quotations") under the heading "Certificates of Deposit" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean as calculated by the Calculation Agent of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date of three leading nonbank dealers in negotiable U.S. Dollar certificates of deposit in The City of New York selected (after consultation with the Corporation) by the Calculation Agent (as defined below) for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity (as specified on the face hereof) in a denomination of $5,000,000, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period, provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Interest
Rate).

          Determination of Commercial Paper Rate. If the Base Rate is Commercial Paper Rate, as indicated on the face hereof, the interest rate shall equal (a) the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified on the face hereof (1) as published in the H.15(519), under the heading "Commercial Paper", or (2) if such yield is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Commercial Paper" or (b) if neither of such yields is published by 3:00 P.M., New York City time, on such Calculation Date, the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York, selected by the Calculation Agent (after consultation with the Corporation), for commercial paper of the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period, provided, however, that if such dealers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Interest Rate).

          "Money Market Yield" shall be the yield calculated in accordance with the following formula:

                                     D x 360
            Money Market Yield = ------------- x 100
                                 360 - (D x M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Determination of Federal Funds Rate. If the Base Rate is Federal Funds Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the applicable Interest Determination Date for Federal Funds (1) as published in the H.15(519), under the heading "Federal Funds (Effective)" or (2) if such rate is not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then as published in the Composite Quotations under the heading "Federal Funds/Effective Rate" or (b) if neither of such rates is published by 3:00 P.M., New York City time, on such Calculation Date, the arithmetic mean as calculated by the Calculation Agent of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent (after consultation with the Corporation) as of 9:00 A.M., New York City time on such Interest Determination Date, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if such brokers are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no Interest Reset Period, the Initial Interest Rate).

         Determination of LIBOR. If the Base Rate indicated on the face hereof is LIBOR, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, the interest rate shall equal (a) if the Designated LIBOR Page specified on the face hereof is Telerate Screen Page 3750 (as defined below), the rate for U.S. dollar deposits having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date that appears on the Telerate Screen Page 3750 as of 11:00 A.M. London time, on such Interest Determination Date or
(b) if the Designated LIBOR Page specified on the face hereof is Reuters Screen LIBO Page (as defined below), the arithmetic mean as calculated by the Calculation Agent of offered rates for deposits in U.S. dollars having the Index Maturity specified on the face hereof, commencing on the second London Banking Day immediately following the applicable Interest Determination Date, which appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, on such Interest Determination Date, in each case adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if no rate appears, in the case where (a) above applies, or if less than two such offered rates so appear in the case where (b) above applies, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation) to provide a quotation of the rate at which such bank offered to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date, on deposits in U.S. dollars having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1,000,000 that is representative for a single transaction in such market at such time, and such rate of interest hereon shall equal the arithmetic mean of (a) such quotations, if at least two quotations are provided, or (b) if less than two quotations are provided, the rates quoted at approximately 11:00 A.M., New York City time on such Interest Determination Date by three major money center banks in The City of New York selected by the Calculation Agent (after consultation with the Corporation) for loans in U.S. dollars to leading European banks having the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount as aforesaid, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if the banks selected as aforesaid by the Calculation Agent are not quoting as mentioned above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

         "Telerate Screen Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). Unless otherwise indicated on the face hereof, "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If no "Designated LIBOR Page" is set forth on the face hereof as the basis for determination LIBOR, the Designated LIBOR Page shall be Telerate Screen Page 3750.


         Determination of Treasury Rate. If the Base Rate is Treasury Rate as indicated on the face hereof, the interest rate shall equal the rate for the auction held on the applicable Interest Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity shown on the face hereof as published in the H.15(519), under the heading "U.S. Government Securities - Treasury bills - auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or, by multiplication by the Spread

Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period. In the event that the results of the auction of Treasury bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held in a particular week, then the rate of interest hereon shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Corporation) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity shown on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the interest rate hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    Determination of CMT Rate. If the Base Rate is CMT Rate, as indicated on the face hereof, the interest rate shall equal the rate displayed on the Designated CMT Telerate page (as defined below) under the caption "Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week, or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate of such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Note") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate will be the CMT Rate in effect on such Interest Determination Date. If two Treasury Notes with an original maturity as described in the third preceding sentence, have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the CMT Rate Note with the shorter remaining term to maturity will be used.

    "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in the applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in

H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

    "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20, or 30 years) specified in the applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be 2 years.

    Determination of Prime Rate. If the Base Rate is Prime Rate, as indicated on the face hereof, the interest rate shall equal (a) the rate on the applicable Interest Determination Date as published in the H.15(519), under the heading "Bank Prime Loan" or (b) if such rate is not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined herein) as such bank's prime rate or base lending rate as in effect for that Interest Determination Date or (c) if fewer than four such rates appear on the Reuters Screen NYMF Page for the Interest Determination Date, the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by at least two major money center banks in The City of New York selected by the Calculation Agent or (d) if fewer than two such rates are quoted as aforesaid, the interest rate determined by the Calculation Agent on the basis of the rates furnished in The City of New York by one or two, as the case may be, substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Corporation) to provide such rate or rates, in each of the above cases adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, which is applicable to the Interest Reset Period, and/or by multiplication by the Spread Multiplier, if any, specified on the face hereof, which is applicable to the Interest Reset Period; provided, however, that if the banks selected as aforesaid are not quoting as set forth above, the interest rate in effect hereon until the Interest Reset Date next succeeding the Interest Reset Date to which such Interest Determination Date relates shall be the same as the rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying the prime rate or base lending rate of major United States banks).

         Unless otherwise specified on the face hereof, the Calculation Date pertaining to an Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or if any such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity. Initially, Bank of America National Trust and Savings Association shall be the Calculation Agent. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing and will confirm in writing such calculation to the Trustee and any Paying Agent immediately after each determination. Neither the Trustee nor any Paying Agent shall be responsible for any such calculation. At the request of the Holder hereof the Calculation Agent will provide the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

    [4.] [5.] If this Note represents book-entry Notes, the total amount of any principal, premium, if any, or interest due on this Note on any Interest Payment Date or at Maturity will be made available to the Paying Agent on such date.
The Paying Agent will make such payments to the Holder hereof in accordance with existing arrangements between the Paying Agent and the Holder.

         If this Note represents certificated Notes, payments in U.S. Dollars of interest (other than interest payable at Maturity) will be made by check mailed by first class mail to the Holder at the address appearing on the Security Register on the applicable Record Date. Notwithstanding the foregoing, a Holder of U.S. $10,000,000 or more in aggregate principal amount of certificated Notes of the same tenor and terms (or the Holder of the equivalent thereof in a Specified Currency other than U.S. Dollars, as determined by the Exchange Rate Agent on the basis of the Market Exchange Rate (as defined below), may receive payments in U.S. Dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 days prior to the applicable Interest Payment Date. Simultaneously with any election by the Holder hereof to receive payments of principal and any premium and interest in the Specified Currency (if other than U.S. Dollars), such Holder shall provide appropriate payment instructions to such Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee with a bank located outside the United States. The principal of a certificated Note and any premium and interest thereon payable at Maturity will be paid in immediately available funds upon surrender of such Note at the office of the Paying Agent, or at such other office or agency as the Corporation may designate.

    [5.] [6.] If specified on the face hereof, this Note may be redeemed, as a whole or from time to time in part, at the option of the Corporation, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, on any

Redemption Date(s) and at the related Redemption Price(s) set forth on the face hereof. If less than all the Outstanding Notes of like tenor and terms are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes of like tenor or terms not previously called for redemption. Such selection shall be of principal amounts equal to the minimum authorized denomination for such Notes or any integral multiple thereof. Subject to the immediately preceding sentence, such selection shall be made by any method as the Trustee deems fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note in part only, a new Note or Notes of this series of like tenor and terms for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

    [6.] [7.] If specified on the face hereof, this Note will be subject to repayment at the option of the Holder hereof on the Repayment Date(s) and at the Repayment Price(s) indicated on the face hereof. If no such Repayment Date is set forth on the face hereof, this Note may not be so repaid at the option of the Holder hereof prior to Maturity. On each Repayment Date, if any, this Note shall be repayable in whole or in part at the option of the Holder hereof at the applicable Repayment Price set forth on the face hereof, together with interest thereon to the Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Paying Agent, must receive not less than 30 nor more than 45 days prior to the Repayment Date (i) the Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the certificate number of the Note or a description of the Note's tenor and terms, the principal amount of the Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Paying Agent no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed are received by such Paying Agent by such fifth Business Day. Exercise of such repayment option shall be irrevocable. Such option may be exercised by the Holder for less than the entire principal amount provided that the principal amount remaining outstanding after repayment is an authorized denomination.

    [7.] [8.] Unless otherwise specified on the face hereof, if the Specified Currency is other than U.S. Dollars (except for a Note denominated in ECU for which the exchange rate will be calculated as set forth on the face hereof), unless the Holder has elected otherwise, payment in respect of this Note shall be made in U.S. Dollars based upon the Exchange Rate as determined by the Exchange Rate Agent (initially Bank of America National Trust and Savings Association) appointed by the Corporation for such purpose based on the highest firm bid quotation for U.S. Dollars received by such Exchange Rate Agent at approximately 11:00 a.m. New York City time on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted) from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Corporation for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, payments will be made in the Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, in which case, the Corporation will be entitled to make payments in respect hereof in U.S. Dollars as provided below.

    Except as set forth below, if payment on this Note is required to be made in a Specified Currency other than U.S. Dollars and such currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions in that country or within the international banking community, then all payments due on that due date with respect to this Note shall be made in U.S. Dollars. The amount so payable on any date in such Specified Currency shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent on the basis of the most recently available noon buying rate for cable transfers in The City of New York as determined by the Federal Reserve Bank of New York (the "Market Exchange Rate").

    If payment on this Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control, or is no longer used in the European Monetary System, then all payments due on that due date with respect to this Note shall be made in U.S. Dollars. The amount so payable on any date in ECU shall be converted into U.S. Dollars at a rate determined by the Exchange Rate Agent, as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. Dollars shall be calculated by aggregating the U.S. Dollar equivalents of the Components. The U.S. Dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for such Component or as otherwise specified on the face hereof. If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall have a value on the date of division equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

    All determinations referred to above of the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided herein that any determination is subject to approval of the Corporation) and, in the absence of manifest error, shall be conclusive for all purposes and binding upon all Holders of the Notes and the Exchange Rate Agent shall have no liability therefor.

    [7.] [8.] [Payment of principal of this Note may be accelerated only in case of the bankruptcy of the Corporation, which is defined in the Indenture as an "Event of Default." There is no right of acceleration of the payment of principal of this Note upon default in the payment of principal or interest or in the performance of any other covenant or agreement in the Notes.]

    If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. Unless otherwise provided on the face hereof and notwithstanding anything in this Note to the contrary, if the principal of any Original Issue Discount Note (as defined below) is declared to be due and payable immediately pursuant to this section, the amount of principal due and payable with respect to such Note shall be limited to the sum of the aggregate principal amount of such Note multiplied by the Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount accrued from the date of issue to the date of declaration, which accrual shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles) in effect on the date of declaration. An Original Issue Discount Note is a Note, including any zero-coupon Note, which has a redemption price at Stated Maturity that exceeds its Issue Price by at least 0.25% of its Principal Amount, multiplied by the number of full years from the Original Issue Date to the Stated Maturity for such Note.

    [8.] [9.] The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Notes of each series under the Indenture to be effected at any time by the Corporation with the consent of the Holders of 66-2/3% in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer herefor or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

    [9.] [10.] No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

    [10.] [11.] Unless otherwise specified on the face hereof, the authorized denominations of the Notes denominated in U.S. Dollars will be U.S. $1,000, and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in currency other than U.S. Dollars will be as set forth on the face hereof.

    [11.] [12.] As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register (as defined in the Indenture), upon surrender of this Note for registration of transfer at the office of the Security Registrar (as defined in the Indenture) (initially Bank of America National Trust and Savings Association, c/o BankAmerica National Trust Company in The City of New York). Every Note presented for registration of transfer shall (if so required by the Corporation or the Trustee) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Corporation, the Trustee and the Security Registrar, duly executed by the Holder hereof or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Security Registrar, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees.
The Corporation shall not be required (i) to register the transfer of any Note or to exchange it for a period of 15 days immediately preceding the date of mailing of a notice of redemption, or (ii) to register the transfer of or to exchange any Note or portion thereof selected for redemption, except the unredeemed portion of any such Note being redeemed in part. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of a Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the person in whose name a
Note is registered as the owner thereof for all purposes, whether or not such Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

    [12.] [13.] Certain of the Corporation's obligations under the Indenture with respect to Notes of any series may be terminated if the Corporation irrevocably deposits with the Trustee money or Eligible Instruments sufficient to pay and discharge the entire indebtedness on all Notes of such series, as described in the Indenture.

    [13.] [14.] Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

    [14.] [15.] The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of California.


                                 ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - _________ Custodian __________
                     (Cust)              (Minor)

under Uniform Gift to Minors
Act ______________________________________________
                      (State)

    Additional abbreviations may also be used though not in the above list.

                        ________________________________
                                   ASSIGNMENT


    FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
_______________________

________________________________________________________________________________
           (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS IN TRANSFEREE)

the within Note, and all rights hereunder, and hereby irrevocably constitutes and appoints _____________________________________________________ Attorney to
transfer the within Note on the books kept for registration thereof, with full power of substitution in the premises.


Date:__________________________         ________________________________________
                                        NOTICE:  The signature to this
                                        assignment must be guaranteed by an
                                        eligible guarantor institution and must
                                        correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatever.

                           OPTION TO ELECT REPAYMENT


        The undersigned hereby irrevocably requests and instructs the Corporation to _____________________ (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date, to the undersigned at
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the Holder elects to have repaid _______________; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):
___________________________________

Date:__________________________      __________________________________________
                                     Note:  The signature on this Option to
                                     Elect Repayment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.

                       FORM OF OPTION TO EXTEND MATURITY

         The undersigned hereby irrevocably requests and instructs the Corporation to extend to ________________ the Stated Maturity of BankAmerica Corporation, [Senior] [Subordinated] Medium-Term Note, Series _ represented by certificate number ___-___________ with respect to $_________ aggregate principal amount of such Note and registered in the name of the undersigned.

         For the Stated Maturity of this Note to be extended, the Corporation must receive a notice in this form duly completed, together with this Note, at the office or agency of the Corporation set forth in this Note, prior to, but not more than 15 Business Days preceding the applicable Notice of Extension Date shown on the face hereof.

Date:_____________________           _________________________________________

                                     NOTICE: The signature on this Form must
                                     correspond with the name as written upon the face of this Note in every particular without alteration or enlargement.